                                  EXHIBIT 4(i)

                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                           Springfield, MA 01111-0001




Contractholder:            Citizens Bank of Rhode Island
Contract Number:           0001
Contract Issue Date:       April 14, 1997


Massachusetts Mutual Life Insurance Company (Company) will pay the proceeds of this Group Annuity Contract in accordance with the provisions of this Contract.

This Contract is issued by the Company at its Home Office, 1295 State Street, Springfield, MA 01111-0001, on the Contract Issue Date. The Contract, Certificate Application, Schedules, and any amendments, riders, or endorsements attached constitute the entire Contract.

Participation in the Contract will be evidenced by issuance of a Certificate for each Participant's interest under the Contract.


                          READ YOUR CONTRACT CAREFULLY






                SECRETARY                            PRESIDENT





                    GROUP VARIABLE DEFERRED ANNUITY CONTRACT
                         WITH FLEXIBLE PURCHASE PAYMENTS
                                Nonparticipating



PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

THE SEPARATE ACCOUNTS MUST EARN AT LEAST 4% TO AVOID A DECREASE IN ANNUITY PAYMENTS FROM THEIR INITIAL LEVEL. THE SEPARATE ACCOUNT MAY INCUR THE FOLLOWING
CHARGES: MORTALITY AND EXPENSE RISK CHARGE, ADMINISTRATIVE CHARGE AND DISTRIBUTION CHARGE.

MUVAG96                           Page 1 of 29

                               TABLE OF CONTENTS


                                                                                                  Page
DEFINITIONS..............................................................................           4

PURCHASE PAYMENT PROVISIONS..............................................................           6
         PURCHASE PAYMENTS...............................................................           6
         SUBSEQUENT PURCHASE PAYMENTS....................................................           6
         ALLOCATION OF PURCHASE PAYMENTS.................................................           6

SEPARATE ACCOUNT PROVISIONS..............................................................           6
         THE SEPARATE ACCOUNT............................................................           6
         VALUATION OF ASSETS.............................................................           6
         ACCUMULATION UNITS..............................................................           7
         ACCUMULATION UNIT VALUE.........................................................           7
         MORTALITY AND EXPENSE RISK CHARGE...............................................           7
         ADMINISTRATIVE CHARGE...........................................................           7
         DISTRIBUTION CHARGE.............................................................           8
         MORTALITY AND EXPENSE GUARANTEE.................................................           8

ANNUAL CERTIFICATE MAINTENANCE CHARGE....................................................           8
         DEDUCTION FOR ANNUAL CERTIFICATE MAINTENANCE CHARGE.............................

TRANSFERS................................................................................           8
         TRANSFERS DURING THE ACCUMULATION PERIOD........................................           8
         TRANSFERS DURING THE ANNUITY PERIOD.............................................           9

WITHDRAWAL PROVISIONS....................................................................          10
         WITHDRAWAL......................................................................          10
         CONTINGENT DEFERRED SALES CHARGE................................................          10
         WITHDRAWAL CHARGE...............................................................          10

PROCEEDS PAYABLE ON DEATH................................................................          11
         DEATH OF PARTICIPANT DURING THE ACCUMULATION PERIOD.............................          11
         DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD.............................          11
         DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD............................          11
         DEATH OF PARTICIPANT DURING THE ANNUITY PERIOD..................................          11
         DEATH OF ANNUITANT..............................................................          12
         PAYMENT OF DEATH BENEFIT........................................................          12
         BENEFICIARY.....................................................................          12
         CHANGE OF BENEFICIARY...........................................................          12

SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION.............................................          13

MUVAG96                                              Page 2 of 29

                                                                            Page

ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS..............................    13
         ANNUITANT.......................................................    13
         PARTICIPANT.....................................................    13
         JOINT PARTICIPANTS..............................................    13
         ASSIGNMENT OF A CERTIFICATE.....................................    14

GENERAL PROVISIONS.......................................................    14
         THE CONTRACT....................................................    14
         CONTRACT AND CERTIFICATE CHANGES BY THE COMPANY.................    14
         CERTIFICATE CHANGES BY THE PARTICIPANT..........................    14
         CONTRACT TERMINATION............................................    15
         INCONTESTABILITY................................................    15
         MISSTATEMENT OF AGE OR SEX......................................    15
         NON-BUSINESS DAYS...............................................    15
         NON-PARTICIPATING...............................................    15
         PROTECTION OF PROCEEDS..........................................    15
         REGULATORY REQUIREMENTS.........................................    15
         REPORTS.........................................................    15
         PREMIUM AND OTHER TAXES.........................................    16

ANNUITY PROVISIONS.......................................................    16
         ANNUITY GUIDELINES..............................................    16
         ANNUITY PAYMENTS................................................    17
         FIXED ANNUITY...................................................    17
         VARIABLE ANNUITY................................................    17
         ANNUITY UNITS AND PAYMENTS......................................    17
         ANNUITY UNIT VALUE..............................................    17
         ANNUITY OPTIONS.................................................    18
                  Annuity Option A - Life Income.........................    18
                  Annuity Option B - Life Income with Period Certain.....    18
                  Annuity Option C - Joint and Last Survivor Payments....    18
                  Annuity Option D - Joint and 2/3 Survivor Annuity......    18
                  Annuity Option E - Period Certain......................    18
                  Annuity Option F - Special Income Settlement Agreement.    18

ANNUITY RATES............................................................    19
         Fixed Annuity Rates.............................................    19
                  Fixed Annuity Rates Table 1............................    20
                  Fixed Annuity Rates Table 2............................    21
                  Fixed Annuity Rates Table 3............................    22
                  Fixed Annuity Rates Table 4............................    23
         Variable Annuity Rates..........................................    24
                  Variable Annuity Rates Table 5.........................    25
                  Variable Annuity Rates Table 6.........................    26
                  Variable Annuity Rates Table 7.........................    27
                  Variable Annuity Rates Table 8.........................    28



MUVAG96                           Page 3 of 29

                                  DEFINITIONS

ACCUMULATION PERIOD     The period prior to the commencement of Annuity Payments
                        during which Purchase Payments may be made by or on behalf of a Participant with respect to a Certificate under this Contract.

ACCUMULATION UNIT       A unit of measure used to determine the value of the
                        Participant's interest in a Sub-Account of the Separate
                        Account during the Accumulation Period.

AGE The age of any Participant or Annuitant on his/her birthday nearest the date for which age is being determined.

ANNUITANT               The primary person upon whose life Annuity Payments are
                        to be made. On or after the Annuity Date, the Annuitant shall also include any joint Annuitant.

ANNUITY DATE            The date on which Annuity Payments begin. The Annuity
                        Date is shown on the Certificate Schedule of this Contract.

ANNUITY OPTIONS         Options available for Annuity Payments.

ANNUITY PAYMENTS        The series of payments that will begin on the Annuity
                        Date.

ANNUITY PERIOD          The period which begins on the Annuity Date and ends
                        with the last Annuity Payment.

ANNUITY RESERVE         The assets which support the Annuity Option selected by
                        the Participant during the Annuity Period.

ANNUITY SERVICE         The office indicated on the Certificate Schedule of this
CENTER                  Contract to which notices, requests and Purchase
                        Payments must be sent. All sums payable by the Company under this Contract are payable only at the Annuity
                        Service Center.

ANNUITY UNIT            A unit of measure used to determine the amount of each
                        Variable Annuity Payment after the Annuity Date.

BENEFICIARY             The person(s) or entity(ies) designated to receive the
                        death benefit provided by a Certificate under this Contract.

CERTIFICATE             An anniversary of the Issue Date of a Certificate.
ANNIVERSARY

CERTIFICATE             The date on which the Certificate became effective. This
ISSUE DATE              date is shown on each Certificate Schedule.

CERTIFICATE VALUE       The sum of the Participant's interest in the
                        Sub-Accounts of the Separate Account during the Accumulation Period.

CERTIFICATE YEAR        The first Certificate Year is the annual period which
                        begins on the Certificate Issue Date. Subsequent
                        Certificate Years begin on each anniversary of the Certificate Issue Date.

CONTRACT                An anniversary of the Issue Date of this Contract.
ANNIVERSARY



MUVAG96                           Page 4 of 29

CONTRACT                The date on which this Contract became effective.
ISSUE DATE

ELIGIBLE INVESTMENT     An investment entity shown on a Certificate Schedule of
                        this Contract into which assets of the Separate Account will be invested.

FIXED ANNUITY           A series of payments made during the Annuity Period
                        which are guaranteed as to dollar amount by the Company.

GENERAL ACCOUNT         The Company's general investment account which contains
                        all the assets of the Company with the exception of the Separate Account and other segregated asset accounts.

GOOD ORDER              Any application, Purchase Payments, withdrawal request,
                        or forms required by the Company which are satisfactory to the Company.

NET PURCHASE            A Purchase Payment less any Premium Tax assessed by any
PAYMENT                 state or other jurisdiction.


PARTICIPANT             The person(s) or entity(ies) entitled to the ownership
                        rights stated in a Certificate and this Contract.

PREMIUM TAX             A tax imposed by certain states and other
                        jurisdictions when, for example, a Purchase Payment is made, when Annuity Payments begin, or when a Certificate is surrendered.

PURCHASE PAYMENT        During the Accumulation Period, a payment made by or on
                        behalf of a Participant with respect to a Certificate under this Contract.

REVISION DATE           The date of any revised Certificate Schedule. A revised
                        Certificate Schedule bearing the latest Revision Date will supersede all previous Certificate Schedules.

SEPARATE ACCOUNT        The Company's Separate Account designated on each
                        Certificate Schedule.

SERIES A segment of an Eligible Investment which constitutes a separate and distinct class of shares into which assets of a Sub-Account will be invested.

SUB-ACCOUNT             Separate Account assets are divided into Sub-Accounts
                        which are listed on each Certificate Schedule. Assets of each Sub-Account will be invested in shares of an Eligible Investment or a Series of an Eligible
                        Investment.

VALUATION DATE          Each day on which the Company, the New York Stock
                        Exchange ("NYSE") and the Eligible Investments are open for business.

VALUATION PERIOD        The period of time beginning at the close of business of
                        the NYSE on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ANNUITY        An annuity with payments which vary as to dollar amount
                        in relation to the investment performance of specified
                        Sub-Accounts of the Separate Account.

WRITTEN REQUEST         A request in writing, in a form satisfactory to the
                        Company, which is received by the Annuity Service
                        Center.


MUVAG96                           Page 5 of 29

                          PURCHASE PAYMENT PROVISIONS


PURCHASE PAYMENTS

The initial Purchase Payment for each Certificate is due on each Certificate Issue Date. The minimum and maximum subsequent and total Purchase Payments are shown on the Certificate Schedule. The Company reserves the right to reject any Application or Purchase Payment.

SUBSEQUENT PURCHASE PAYMENTS

Subject to the minimum subsequent and maximum total shown on the Certificate Schedule, the Participant may make subsequent Purchase Payments.

ALLOCATION OF PURCHASE PAYMENTS

The allocation of the initial Net Purchase Payment is made in accordance with the selection made by a Participant at the time the Participant's Certificate is issued. Unless otherwise changed by Written Request by a Participant, subsequent Net Purchase Payments are allocated in the same manner as the initial Net Purchase Payment. Allocation of the Net Purchase Payments is subject to the Allocation Guidelines shown on the Certificate Schedule. The Company has reserved the right to allocate initial Purchase Payments to the Money Market Sub-Account until the expiration of the Right to Examine Certificate period as set forth in the Certificate.

                          SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNT

The Separate Account is designated on the Certificate Schedule and consists of assets set aside by the Company, which are kept separate from that of the general account assets and all other separate account assets of the Company. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Sub-Accounts. The Sub-Accounts which are available under a Certificate are listed in the Certificate Schedule. The assets of the Sub-Accounts are allocated to the Eligible Investment(s) and the Series, if any, within an Eligible Investment shown on the Certificate Schedule. The Company may, from time to time, add additional Eligible Investments or Series to those shown on the Certificate Schedule. The Participant may be permitted to transfer Certificate Values or allocate Net Purchase Payments to the additional Eligible Investments or Series. However, the right to make such transfers or allocations will be limited by the terms and conditions imposed by the Company.

Should the shares of any such Eligible Investment(s) or any Series within an Eligible Investment become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or may substitute shares of another Eligible Investment or Series for shares already purchased under the Certificates of this Contract.

VALUATION OF ASSETS

The assets of the Separate Account are valued at their fair market value in accordance with procedures of the Company.


MUVAG96                           Page 6 of 29

ACCUMULATION UNITS

During the Accumulation Period, Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Sub-Accounts of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. The Company will determine the number of Accumulation Units of a Sub-Account purchased or cancelled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the request for the transaction is received at the Annuity Service Center.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Sub-Account was arbitrarily set initially at $10 on the date such Sub-Account became operative. Subsequent Accumulation Unit Values for each Sub-Account are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Sub-Account for the current Valuation Period.

The Net Investment Factor for each Sub-Account is determined by dividing A by B and subtracting C where:

         A is (i) the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the current Valuation Period; plus

                  (ii) any dividend per share declared on behalf of such Eligible Investment or Series that has an ex-dividend date within the current Valuation Period; less

                  (iii) the cumulative charge or credit for taxes reserved which is determined by the Company to have resulted from the operation or maintenance of the Sub-Account.

         B is the net asset value per share of the Eligible Investment or Series of an Eligible Investment held by the Sub-Account for the immediately preceding Valuation Period.

         C is the cumulative unpaid charge for the Mortality and Expense Risk Charge, for the Administrative Charge and for the Distribution Charge which are shown on the Certificate Schedule.

The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE

Each Valuation Period, the Company deducts a Mortality and Expense Risk Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Mortality and Expense Risk Charge compensates the Company for assuming the mortality and expense risks under the Certificates of this Contract.

ADMINISTRATIVE CHARGE

Each Valuation Period, the Company deducts an Administrative Charge from each Sub-Account of the Separate Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Administrative Charge compensates the Company for the costs associated with the administration of the Certificates under this Contract and the Separate Account.



MUVAG96                           Page 7 of 29

DISTRIBUTION CHARGE

Each Valuation Period, the Company deducts a Distribution Charge from each Sub-Account of the Separate Account which is equal, on an annual basis to the amount shown on the Certificate Schedule. The Distribution Charge compensates the Company for the costs associated with the distribution of the Certificates under this Contract.

MORTALITY AND EXPENSE GUARANTEE

The Company guarantees that the dollar amount of each Annuity Payment after the first Annuity Payment will not be affected by variations in mortality or expense experience.

                     ANNUAL CERTIFICATE MAINTENANCE CHARGE

DEDUCTION FOR ANNUAL CERTIFICATE MAINTENANCE CHARGE

The Company deducts an Annual Certificate Maintenance Charge from the Certificate Value or Annuity Payments to reimburse it for expenses relating to maintenance of the Certificate. The Annual Certificate Maintenance Charge is shown on the Certificate Schedule.

                                   TRANSFERS

TRANSFERS DURING THE ACCUMULATION PERIOD

Subject to any limitations imposed by the Company on the number of transfers, shown on the Certificate Schedule, that can be made during the Accumulation Period, the Participant may transfer all or part of the Participant's interest in a Sub-Account by Written Request without the imposition of any fee or charge if there have been no more than the number of free transfers shown on the Certificate Schedule. All transfers are subject to the following:

         1. If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Certificate Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Participant's interest in the Sub-Account from which the transfer is made. However, if the Participant's entire interest in a Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If Certificate Values are being transferred from more than one Sub-Account, any Transfer Fee will be allocated to those Sub-Accounts on a pro-rata basis in proportion to the amount transferred from each Sub-Account.

         2. The minimum amount which can be transferred is shown on the Certificate Schedule. The minimum amount which must remain in a Sub-Account is shown on the Certificate Schedule.

         3. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If the Participant elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Participant's instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.



MUVAG96                           Page 8 of 29

TRANSFERS DURING THE ANNUITY PERIOD

During the Annuity Period, the Participant may make transfers, by Written Request, as follows:

         1. The Participant may make transfers of Annuity Reserves between Sub-Accounts, subject to any limitations imposed by the Company on the number of transfers, shown on the Certificate Schedule, that can be made. If more than the number of free transfers have been made, the Company will deduct a Transfer Fee, shown on the Certificate Schedule, for each subsequent transfer permitted. The Transfer Fee will be deducted from the Participant's interest in the Sub-Account from which the transfer is made. However, if the Participant's entire interest in a Sub-Account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. If Annuity Reserves are being transferred from more than one Sub-Account, any Transfer Fee will be allocated to those Sub-Accounts on a pro-rata basis in proportion to the amount transferred from each Sub-Account.

         2. The Participant may, once each Certificate Year, make a transfer from one or more Sub-Accounts to the General Account. The Participant may not make a transfer from the General Account to the Separate Account.

         3. Transfers between Sub-Accounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next Annuity Payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.

                The amount transferred to the General Account from a Sub-Account will be based on the Annuity Reserves for the Participant in that Sub-Account. Transfers to the General Account will be made by converting the Annuity Units being transferred to purchase fixed Annuity Payments under the Annuity Option in effect and based on the Age of the Annuitant at the time of the transfer.

         4. The minimum amount which can be transferred is shown on the Certificate Schedule. The minimum amount which must remain in a Sub-Account is shown on the Certificate Schedule.

         5. The Company reserves the right, at any time and without prior notice to any party, to terminate, suspend or modify the transfer privilege described above.

If the Participant elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the Participant's instructions. All amounts and Annuity Unit Values will be determined as of the end of the Valuation Period during which the request for transfer is received at the Annuity Service Center.







MUVAG96                           Page 9 of 29

                             WITHDRAWAL PROVISIONS

WITHDRAWAL

During the Accumulation Period, the Participant may, upon Written Request, make a total or partial withdrawal of the Certificate Withdrawal Value. The Certificate Withdrawal Value is:

         1. The Certificate Value as of the end of the Valuation Period during which a Written Request for a withdrawal is received; less

         2.     Any applicable Premium Taxes not previously deducted; less

         3.     The Contingent Deferred Sales Charge, if any; less

         4.     The Withdrawal Charge, if any; less

         5.     The Annual Certificate Maintenance Charge, if any; less

         6. Any Purchase Payments credited to the Certificate when based upon checks that have not cleared the drawer bank.

A withdrawal will result in the cancellation of Accumulation Units from each applicable Sub-Account in the ratio that the Participant's interest in the Sub-Account bears to the total Certificate Value. The Participant must specify by Written Request in advance which Sub-Account Units are to be canceled if other than the above method is desired. If the Participant makes a total withdrawal, all of the Participant's rights and interests in the Certificate will terminate.

The Company will pay the amount of any withdrawal within seven (7) days of receipt of a request in Good Order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount which is not less than the minimum amount shown on the Certificate Schedule. The Certificate Value which must remain in a Certificate after a partial withdrawal is shown on the Certificate Schedule. The Company reserves the right to limit the number of partial withdrawals that can be made from a Certificate. The current number of partial withdrawals permitted is shown on the Certificate Schedule.

CONTINGENT DEFERRED SALES CHARGE

A contingent deferred sales charge may be deducted in the event of a withdrawal of all or a portion of the Certificate Value. The Contingent Deferred Sales Charge and Free Withdrawal Amounts are set out on the Certificate Schedule.

WITHDRAWAL CHARGE

A service fee (Withdrawal Charge) may be deducted in the event of a withdrawal. The Withdrawal Charge is set out on the Certificate Schedule.

                           PROCEEDS PAYABLE ON DEATH

              DEATH OF PARTICIPANT DURING THE ACCUMULATION PERIOD

Upon the death of the Participant or a Joint Participant during the Accumulation Period, the death benefit will be paid to the Beneficiary designated by the Participant. Upon the death of a Joint Participant, the surviving Joint Participant, if any, will be treated as the Primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a Contingent Beneficiary.

A Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. If the Beneficiary is the spouse of the Participant he or she may elect to continue the Certificate at the then current Certificate Value in his or her own name and exercise all the Participant's rights under the Certificate.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD

The death benefit during the Accumulation Period will be the Certificate Value determined and paid as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD

A non-spousal Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Participant during the Accumulation Period:

         Option 1  -       lump sum payment of the death benefit; or
         ---------

         Option 2  -       the payment of the entire death  benefit  within 5
         ---------         years of the date of the death of the Participant;
                           or

         Option 3  -       payment of the death benefit under an Annuity Option
         ---------         over the lifetime of the Beneficiary or over a period
                           not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Participant or any Joint Participant.

Any portion of the death benefit not applied under Option 3 within one year of the date of the Participant's death must be distributed within five years of the date of death.

A spousal Beneficiary may elect to continue a Certificate in his or her own name, elect a lump sum payment of the death benefit or apply the death benefit to an Annuity Option.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt by the Company of proof of death.

DEATH OF PARTICIPANT DURING THE ANNUITY PERIOD

If the Participant or a Joint Participant, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Participant's death. Upon the death of a Participant during the Annuity Period, the Beneficiary becomes the Participant.

DEATH OF ANNUITANT

Upon the death of the Annuitant, who is not a Participant, during the Accumulation Period, the Participant may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, the Participant will become the Annuitant. If the Participant is a non-natural person, the death of the Annuitant will be treated as the death of the Participant and a new Annuitant may not be designated.

Upon the death of the Annuitant on or after the Annuity Date, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT

The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

         1.     a certified death certificate;

         2. a certified decree of a court of competent jurisdiction as to the finding of death; or

         3.     any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY

The Beneficiary designation in effect on the Certificate Issue Date will remain in effect until changed. Unless the Participant provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

         1. to the Primary Beneficiary(ies) who survive the Participant's and/or the Annuitant's death, as applicable; or if there are none

         2. to the Contingent Beneficiary(ies) who survive the Participant's and/or the Annuitant's death, as applicable; or if there are none

         3.     to the estate of the Participant.

Beneficiaries may be named irrevocably. A change of Beneficiary requires the consent of any irrevocable Beneficiary. If an irrevocable Beneficiary is named, the Participant retains all other contractual rights.

CHANGE OF BENEFICIARY

Subject to the rights of any irrevocable Beneficiary(ies), the Participant may change the Primary Beneficiary(ies) or Contingent Beneficiary(ies). A change must be made by Written Request. The change will take effect as of the date the notice is signed. The Company will not be liable for any payment made or action taken before it records the change.

                 SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments for a withdrawal or transfer for any period when:

         1. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

         2.     Trading on the New York Stock Exchange is restricted;

         3. An emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or

         4. During any other period when the Securities and Exchange Commission, by order, so permits for the protection of Participants;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

With respect to the General Account, the Company reserves the right to suspend or postpone payments for a withdrawal or transfer from the General Account for a period of up to six months.

                  ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

ANNUITANT

The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by the Participant at the Certificate Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a Certificate which is owned by a non-natural person. Any change of Annuitant is subject to the Company's underwriting rules then in effect.

PARTICIPANT

The Participant has all rights under a Certificate issued under this Contract. The Participant is the person designated as such on the Certificate Issue Date, unless changed.

The Participant may change Participant(s) at any time prior to the Annuity Date by Written Request. A change of Participant will automatically revoke any prior designation of Participant. The change will become effective as of the date the Written Request is signed. A new designation of Participant will not apply to any payment made or action taken by the Company prior to the time it was received.

JOINT PARTICIPANTS

A Certificate can be owned by Joint Participants. If Joint Participants are named, any Joint Participant must be the spouse of the other Participant. Upon the death of either Participant, the surviving spouse will be the Primary Beneficiary. Any other Beneficiary designation will be treated as a Contingent Beneficiary unless otherwise indicated in a Written Request.

ASSIGNMENT OF A CERTIFICATE

A Written Request specifying the terms of an assignment of a Certificate must be provided to the Annuity Service Center. Until the Written Request is received, the Company will not be required to take notice of or be responsible for any transfer of interest in this Certificate by assignment, agreement, or otherwise.

The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with the Company's consent.

If a Certificate is assigned, the Participant's rights may only be exercised with the consent of the assignee of record.

                              GENERAL PROVISIONS

THE CONTRACT

The entire Contract consists of this Contract, any Certificate, any Application and any amendments, schedules, riders or endorsements attached to or included under this Contract.

CONTRACT AND CERTIFICATE CHANGES BY THE COMPANY

The Company reserves the right to amend this Contract and the Certificates to meet the requirements of any applicable federal or state laws or regulations, or as otherwise provided in this Contract and the Certificates. The Company will notify the Contractholder and the Participants in writing of such amendments.

Any changes to this Contract and the Certificates by the Company must be signed by an authorized officer of the Company. Agents of the Company have no authority to alter or modify any of the terms, conditions, agreements of this Contract and the Certificate, or to waive any of its provisions.

CERTIFICATE CHANGES BY THE PARTICIPANT

The Participant may, subject to the Company's underwriting rules then in effect and in accordance with the provisions of this Contract and the Certificate, by Written Request:

         1.     change the Participant;

         2. change the Annuity Date and/or the Annuity Option at any time up to thirty (30) calendar days before the current Annuity Date, provided the Annuitant is then living;

         3.     change the Beneficiary; or

         4.     change the Annuitant, prior to the Annuity Date.

A change of Annuitant, Annuity Date and Annuity Option will take effect on the date the Written Request is received.

CONTRACT TERMINATION

This Contract will terminate on the date the last Annuity Payment and death benefit payment is paid to the last Annuitant, Joint Annuitant, Joint Participant and Beneficiary, and the entire Certificate Value has been paid under each Certificate.

INCONTESTABILITY

The Company shall not contest the validity of Certificates issued under this Contract.

MISSTATEMENT OF AGE OR SEX

If the Annuitant's Age or sex has been incorrectly stated, the Annuity Payment payable will be that which the Certificate Value, reduced by any applicable Premium Tax, Annual Certificate Maintenance Charge, and Contingent Deferred Sales Charge, would have purchased at the correct Age and sex. After correction, the Annuitant will be credited with any underpayments accumulated at 3% made by the Company at the next subsequent payment. The amount of any overpayments made by the Company at 3% will be charged against the payment(s) following the correction.

NON-BUSINESS DAYS

If the due date for any activity required by the Contract or Certificate falls on a non-business day for the Company, performance will be rendered on the first business day following the due date.

NON-PARTICIPATING

This Contract and the Certificate are non-participating and will not share in any surplus earnings of the Company. No dividends are payable on this Contract or the Certificate.

PROTECTION OF PROCEEDS

To the extent permitted by law, all payments under this Contract or Certificate shall be free from legal process and the claim of any creditor if the person is entitled to them under this Contract or Certificate. No payment and no amount under this Contract or Certificate can be taken or assigned in advance of its payment date unless the Company receives the Contractholder's or Participant's written consent and the Company agrees.

REGULATORY REQUIREMENTS

All values payable under this Contract and Certificates will not be less than the minimum benefits required by the laws and regulations of the state in which this Contract and the Certificates are delivered.

REPORTS

Each year the Company will provide to the Participant an accounting of Purchase Payments, transfers, withdrawals, charges applicable to the Certificate, and any other information required under state or federal law.

PREMIUM AND OTHER TAXES

Any Premium Taxes relating to a Certificate may be deducted from the Purchase Payments or Certificate Value when incurred. The Company will, in its sole discretion, determine when Premium Taxes have resulted from: the investment experience of the Separate Account; receipt by the Company of the Purchase Payments; or commencement of Annuity Payments. The Company may, at its sole discretion, pay such Premium Taxes when due and deduct that amount from the Certificate Value at a later date. Payment of Premium Taxes at an earlier date does not waive any right the Company may have to deduct amounts at a later date.

The Company will deduct any withholding taxes required by applicable law.

The Company reserves the right to establish a provision for federal income taxes if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient.

                              ANNUITY PROVISIONS

ANNUITY GUIDELINES

Once a Certificate reaches the Annuity Date, the following guidelines apply:

         1. The Participant may elect to have the Certificate Value applied to provide a Variable Annuity, a Fixed Annuity, or a combination Fixed and Variable Annuity. If a combination is elected, the Participant must specify what part of the Certificate Value is to be applied to the Fixed and Variable options.

         2. The amount of annuity benefits commencing on the Annuity Date will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered by the Company at the time to the same class of annuitants. Such amount applied to an Annuity Option on the Annuity Date, excluding any death benefit proceeds applied to an Annuity Option, is equal to the greater of the Certificate Withdrawal Value, as defined in the Withdrawal provisions of the Certificate, or ninety-five percent of what the Certificate Withdrawal Value would be if there were no Contingent Deferred Sales Charge.

         3. The minimum amount that may be applied under any Annuity Option, and the minimum periodic Annuity Payment allowed, are set forth on the Certificate Schedule in the Annuity Guideline Parameters.

         4. Participants select an Annuity Date at the Certificate Issue Date. Participants may change the Annuity Date at any time up to thirty (30) calendar days prior to the current Annuity Date by Written Request. Any Annuity Date selected is subject to the Annuity Guideline Parameters set forth on the Certificate Schedule.

         5. If no Annuity Option has been chosen at least thirty (30) calendar days before the Annuity Date, the Company will make payments to the Annuitant under Option B, with 10 years of payments guaranteed. Unless specified otherwise, the Certificate Value shall be used to provide a Variable Annuity.

ANNUITY PAYMENTS

The Company will make Annuity Payments beginning on the Annuity Date, provided no death benefit has become payable and the Participant has by Written Request selected an available Annuity Option and payment schedule. Except as otherwise agreed to by the Participant and the Company, Annuity Payments will be payable monthly. The Annuity Option and frequency of Annuity Payments may not be changed by the Participant after Annuity Payments begin. Unless the Participant specifies otherwise, the payee of the Annuity Payments shall be the Annuitant.

If the amount of the Annuity Payment will depend on the Age or sex of the Annuitant, the Company reserves the right to ask for satisfactory proof of the Annuitant's (or Joint Annuitant's, if any) Age and sex. The Company reserves the right to delay Annuity Payments until acceptable proof is received.

FIXED ANNUITY

A Fixed Annuity provides for payments which do not fluctuate based on investment performance.

The Fixed Annuity shall be determined by applying the Annuity Purchase Rates set forth in the Fixed Annuity Rate Tables below to the portion of the Certificate Value allocated to the Fixed Annuity Option selected by the Participant.

VARIABLE ANNUITY

A Variable Annuity provides for payments which may fluctuate based on the investment performance of the Sub-Accounts of the Separate Account. Variable Annuity Payments will be based on the allocation of the Certificate Value among the Sub-Accounts.

ANNUITY UNITS AND PAYMENTS

The dollar amount of each Variable Annuity payment depends on the number of Annuity Units credited to that Annuity Option, and the value of those Units. The number of Annuity Units is determined as follows:

         1. The number of Annuity Units credited in each Sub-Account will be determined by dividing the product of the portion of the Certificate Value to be applied to the Sub-Account and the Annuity Purchase Rate by the value of one Annuity Unit in that Sub-Account on the Annuity Date. The purchase rates are set forth in the Variable Annuity Rate Tables below. The number of Annuity Units does not change once established on the Annuity Date.

         2. For each Sub-Account, the amount of each Annuity Payment equals the product of the Annuitant's number of Annuity Units and the Annuity Unit Value on the payment date. The amount of each payment may vary.

ANNUITY UNIT VALUE

The value of any Annuity Unit for each Sub-Account of the Separate Account was arbitrarily set initially at $10 on the date such Sub-Account became operative.

The Sub-Account Annuity Unit Value at the end of any subsequent Valuation Period is determined as follows:

         1. The Net Investment Factor for the current Valuation Period is multiplied by the value of the Annuity Unit for the Sub-Account for the immediately preceding Valuation Period.

         2. The result in (1) is then divided by an assumed rate investment factor. The assumed investment rate factor equals 1.00 plus the assumed investment rate for the number of days since the preceding Valuation Date. Assumed investment rate is based on an effective annual rate of [4%].

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

ANNUITY OPTIONS

The Participant may choose periodic fixed and/or variable Annuity Payments under any one of the Annuity Options described below. The Company may consent to other plans of payment before the Annuity Date.

The following Annuity Options are available:

Annuity Option A - Life Income
----------------

Periodic payments will be made as long as the Annuitant lives.

Annuity Option B - Life Income with Period Certain
----------------

Periodic payments will be made for a guaranteed period, or as long as the Annuitant lives, whichever is longer. The guaranteed period may be five (5), ten
(10) or twenty (20) years. If the Beneficiary does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the guaranteed annuity payments remaining commuted and paid in a lump sum. Any such commutation will be calculated in accordance with the Company's standard procedures.

Annuity Option C - Joint and Last Survivor Payments
----------------

Periodic payments will be made during the joint lifetime of two Annuitants continuing in the same amount during the lifetime of the surviving Annuitant.

Annuity Option D - Joint and 2/3 Survivor Annuity
----------------

Periodic payments will be made during the joint lifetime of two Annuitants. Payments will continue during the lifetime of the surviving Annuitant and will be computed on the basis of two-thirds of the annuity payment (or Units) in effect during the joint lifetime.

Annuity Option E - Period Certain
----------------

Periodic payments will be made for a specified period (period certain). The specified period must be at least five (5) years and cannot be more than thirty
(30) years. If the Participant does not desire payments to continue for the remainder of the guaranteed period, he/she may elect to have the present value of the remaining payments commuted and paid in a lump sum or as an Annuity Option purchased at the date of such election. Any such commutation will be calculated in accordance with the company's standard procedures.

Annuity Option F - Special Income Settlement Agreement
----------------

The Company will pay the proceeds in accordance with terms agreed upon in writing by the Participant and the Company.

                                 ANNUITY RATES
                                 -------------


FIXED ANNUITY RATES

Notes to Tables
---------------

           Table 1 - Annuity Options A and B
           Table 2 - Annuity Option C
           Table 3 - Annuity Option D
           Table 4 - Annuity Option E


Note 1: If the single premium immediate annuity rates offered by the Company and designated by the Company for this purpose on the Annuity Date are more favorable than the minimum guaranteed rates used to develop Tables 1, 2, 3 or 4, those more favorable rates will be used.


Note 2: The 1983 Table "a" mortality table, projected to the year 2015 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 40%/60% male/female weighting.


Note 3: The Annuity Option rates shown in Tables 1, 2, 3, and 4 are based on an effective annual interest rate of 3%.


Note 4: Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The tables below show Annuity Option rates based on age nearest birthday.


Note 5: The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

----------------------------------------------------------------------
                         FIXED ANNUITY RATES
                       TABLE 1 - OPTIONS A & B
                     MONTHLY PAYMENT PER  $1,000

----------------------------------------------------------------------
                MALE                               FEMALE
----------------------------------------------------------------------
        Life   5 Yrs  10 Yrs  20 Yrs  Life  5 Yrs  10 Yrs  20 Yrs
 Age    Only    C&L    C&L     C&L    Only   C&L    C&L     C&L    Age
----------------------------------------------------------------------
  50     3.94   3.93    3.91    3.84  3.64   3.64    3.63    3.60   50
  51     4.00   3.99    3.97    3.89  3.69   3.69    3.68    3.64   51
  52     4.07   4.06    4.04    3.94  3.74   3.74    3.73    3.69   52
  53     4.13   4.13    4.10    4.00  3.80   3.79    3.78    3.74   53
  54     4.21   4.20    4.17    4.06  3.85   3.85    3.84    3.79   54

  55     4.29   4.28    4.25    4.11  3.92   3.91    3.90    3.84   55
  56     4.37   4.36    4.32    4.17  3.98   3.98    3.96    3.90   56
  57     4.45   4.44    4.40    4.23  4.05   4.04    4.03    3.95   57
  58     4.54   4.53    4.49    4.30  4.12   4.11    4.10    4.01   58
  59     4.64   4.63    4.58    4.36  4.20   4.19    4.17    4.07   59

  60     4.74   4.73    4.67    4.42  4.28   4.27    4.25    4.13   60
  61     4.85   4.84    4.77    4.49  4.36   4.35    4.33    4.20   61
  62     4.97   4.95    4.88    4.56  4.45   4.44    4.41    4.27   62
  63     5.10   5.07    4.99    4.62  4.55   4.54    4.50    4.33   63
  64     5.23   5.20    5.11    4.69  4.65   4.64    4.60    4.40   64

  65     5.37   5.34    5.23    4.75  4.76   4.75    4.70    4.47   65
  66     5.53   5.49    5.35    4.82  4.88   4.86    4.81    4.55   66
  67     5.69   5.64    5.49    4.88  5.00   4.98    4.92    4.62   67
  68     5.86   5.81    5.63    4.94  5.13   5.11    5.04    4.69   68
  69     6.05   5.98    5.77    5.00  5.28   5.25    5.17    4.76   69

  70     6.25   6.17    5.92    5.06  5.43   5.40    5.30    4.83   70
  71     6.45   6.36    6.07    5.11  5.60   5.56    5.44    4.90   71
  72     6.67   6.56    6.23    5.16  5.77   5.73    5.59    4.97   72
  73     6.91   6.78    6.39    5.21  5.97   5.92    5.75    5.03   73
  74     7.16   7.00    6.56    5.25  6.18   6.11    5.91    5.09   74

  75     7.42   7.24    6.72    5.29  6.40   6.33    6.08    5.15   75
  76     7.71   7.49    6.90    5.33  6.64   6.55    6.26    5.20   76
  77     8.01   7.76    7.07    5.36  6.90   6.79    6.44    5.25   77
  78     8.34   8.04    7.24    5.38  7.17   7.04    6.63    5.29   78
  79     8.69   8.33    7.42    5.41  7.47   7.31    6.82    5.32   79
  80     9.06   8.64    7.59    5.43  7.79   7.59    7.01    5.36   80

  81     9.46   8.95    7.77    5.45  8.14   7.90    7.21    5.39   81
  82     9.88   9.29    7.94    5.46  8.51   8.22    7.40    5.41   82
  83    10.34   9.63    8.10    5.47  8.92   8.56    7.59    5.43   83
  84    10.82   9.99    8.25    5.48  9.35   8.91    7.78    5.45   84
  85    11.34  10.36    8.40    5.49  9.83   9.29    7.96    5.47   85
----------------------------------------------------------------------


--------------------------------------------------------------------------------
                                FIXED ANNUITY RATES
                                TABLE 2 - OPTION C
                            MONTHLY PAYMENT PER $1,000

--------------------------------------------------------------------------------
                      MALE/FEMALE JOINT AND SURVIVOR ANNUITY
--------------------------------------------------------------------------------
                                     FEMALE AGE
    MALE   --------------------------------------------------------------  MALE
    AGE        40    45    50    55    60    65    70    75    80    85    AGE
--------------------------------------------------------------------------------
     40      3.11  3.18  3.24  3.30  3.34  3.38  3.40  3.42  3.43  3.44    40
     45      3.15  3.24  3.33  3.41  3.48  3.54  3.58  3.61  3.63  3.65    45
     50      3.18  3.29  3.41  3.52  3.63  3.72  3.79  3.84  3.88  3.90    50
     55      3.21  3.33  3.48  3.63  3.77  3.91  4.02  4.11  4.18  4.22    55
     60      3.22  3.36  3.53  3.71  3.91  4.10  4.28  4.43  4.55  4.63    60
     65      3.24  3.39  3.57  3.78  4.02  4.28  4.55  4.79  4.99  5.14    65
     70      3.24  3.40  3.59  3.83  4.11  4.44  4.79  5.16  5.50  5.77    70
     75      3.25  3.41  3.61  3.86  4.17  4.55  5.00  5.51  6.01  6.47    75
     80      3.25  3.42  3.62  3.88  4.21  4.64  5.16  5.80  6.51  7.22    80
     85      3.25  3.42  3.63  3.90  4.24  4.69  5.27  6.03  6.94  7.94    85


--------------------------------------------------------------------------------
                  MALE(1) MALE(2) JOINT AND SURVIVOR ANNUITY
--------------------------------------------------------------------------------
                                    MALE(2) AGE
  MALE(1)    ----------------------------------------------------------  MALE(1)
    AGE        40    45    50    55    60    65    70    75    80    85   AGE
--------------------------------------------------------------------------------
     40      3.17  3.24  3.29  3.33  3.37  3.40  3.41  3.43  3.44  3.44    40
     45      3.24  3.32  3.40  3.47  3.53  3.57  3.60  3.63  3.64  3.65    45
     50      3.29  3.40  3.51  3.61  3.70  3.77  3.83  3.87  3.89  3.91    50
     55      3.33  3.47  3.61  3.75  3.89  4.00  4.09  4.16  4.21  4.24    55
     60      3.37  3.53  3.70  3.89  4.07  4.25  4.40  4.52  4.60  4.66    60
     65      3.40  3.57  3.77  4.00  4.25  4.50  4.73  4.93  5.09  5.20    65
     70      3.41  3.60  3.83  4.09  4.40  4.73  5.08  5.40  5.67  5.88    70
     75      3.43  3.63  3.87  4.16  4.52  4.93  5.40  5.87  6.31  6.67    75
     80      3.44  3.64  3.89  4.21  4.60  5.09  5.67  6.31  6.96  7.57    80
     85      3.44  3.65  3.91  4.24  4.66  5.20  5.88  6.67  7.57  8.48    85


--------------------------------------------------------------------------------
                 FEMALE(1)FEMALE(2) JOINT AND SURVIVOR ANNUITY
--------------------------------------------------------------------------------
                                   FEMALE(2) AGE
 FEMALE(1) ------------------------------------------------------------ FEMALE(1)
    AGE        40    45    50    55    60    65    70    75    80    85   AGE
---------------------------------------------------------------------------------
     40      3.06  3.11  3.15  3.19  3.21  3.23  3.24  3.25  3.25  3.25    40
     45      3.11  3.19  3.25  3.30  3.34  3.37  3.39  3.40  3.41  3.42    45
     50      3.15  3.25  3.34  3.42  3.49  3.54  3.58  3.60  3.62  3.63    50
     55      3.19  3.30  3.42  3.54  3.64  3.73  3.79  3.84  3.87  3.89    55
     60      3.21  3.34  3.49  3.64  3.79  3.93  4.05  4.13  4.19  4.23    60
     65      3.23  3.37  3.54  3.73  3.93  4.13  4.32  4.47  4.59  4.66    65
     70      3.24  3.39  3.58  3.79  4.05  4.32  4.60  4.86  5.06  5.21    70
     75      3.25  3.40  3.60  3.84  4.13  4.47  4.86  5.25  5.62  5.91    75
     80      3.25  3.41  3.62  3.87  4.19  4.59  5.06  5.62  6.18  6.70    80
     85      3.25  3.42  3.63  3.89  4.23  4.66  5.21  5.91  6.70  7.52    85
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                               FIXED ANNUITY RATES
                               TABLE 3 - OPTION D
                           MONTHLY PAYMENT PER $1,000
-----------------------------------------------------------------------------------
                        MALE/FEMALE JOINT AND 2/3 ANNUITY
-----------------------------------------------------------------------------------
                                      FEMALE AGE
    MALE      ------------------------------------------------------------- FEMALE
    AGE         40     45     50    55    60    65    70    75    80    85    AGE
-----------------------------------------------------------------------------------
     40       3.21   3.26   3.31  3.35  3.38  3.40  3.42  3.43  3.44  3.44    40
     45       3.30   3.37   3.43  3.49  3.54  3.58  3.61  3.63  3.64  3.65    45
     50       3.40   3.48   3.57  3.65  3.73  3.79  3.84  3.87  3.90  3.91    50
     55       3.50   3.60   3.71  3.82  3.93  4.03  4.11  4.17  4.21  4.24    55
     60       3.61   3.73   3.86  4.00  4.15  4.30  4.43  4.53  4.61  4.67    60
     65       3.73   3.86   4.02  4.19  4.39  4.59  4.79  4.97  5.11  5.22    65
     70       3.86   4.01   4.19  4.40  4.64  4.91  5.20  5.48  5.73  5.92    70
     75       4.00   4.16   4.36  4.60  4.89  5.23  5.61  6.03  6.42  6.76    75
     80       4.14   4.31   4.53  4.80  5.13  5.54  6.03  6.59  7.19  7.74    80
     85       4.27   4.46   4.69  4.99  5.36  5.83  6.42  7.14  7.97  8.82    85


-----------------------------------------------------------------------------------
                        MALE(1)MALE(2) JOINT AND 2/3 ANNUITY
-----------------------------------------------------------------------------------
                                      MALE(2) AGE
   MALE(1)   -------------------------------------------------------------  MALE(1)
    AGE         40     45     50    55    60    65    70    75    80    85   AGE
-----------------------------------------------------------------------------------
     40       3.26   3.30   3.34  3.37  3.40  3.41  3.43  3.44  3.44  3.45    40
     45       3.37   3.43   3.48  3.53  3.57  3.60  3.62  3.64  3.65  3.65    45
     50       3.48   3.56   3.64  3.71  3.78  3.83  3.86  3.89  3.91  3.92    50
     55       3.60   3.71   3.81  3.92  4.01  4.09  4.16  4.20  4.23  4.26    55
     60       3.73   3.86   3.99  4.14  4.27  4.40  4.51  4.59  4.65  4.69    60
     65       3.87   4.02   4.19  4.37  4.57  4.76  4.93  5.07  5.18  5.26    65
     70       4.02   4.19   4.40  4.63  4.88  5.15  5.42  5.65  5.85  6.00    70
     75       4.18   4.37   4.60  4.88  5.19  5.55  5.94  6.31  6.64  6.91    75
     80       4.33   4.55   4.81  5.12  5.50  5.96  6.48  7.02  7.54  8.01    80
     85       4.48   4.72   5.00  5.36  5.80  6.34  7.00  7.73  8.51  9.26    85


-----------------------------------------------------------------------------------
                      FEMALE(1) FEMALE(2) JOINT AND 2/3 ANNUITY
-----------------------------------------------------------------------------------
                                    FEMALE(2) AGE
  FEMALE(1)  ------------------------------------------------------------- FEMALE(1)
    AGE         40     45     50    55    60    65    70    75    80    85   AGE
-----------------------------------------------------------------------------------
     40       3.12   3.16   3.19  3.21  3.23  3.24  3.24  3.25  3.25  3.25    40
     45       3.21   3.26   3.31  3.34  3.37  3.39  3.40  3.41  3.42  3.42    45
     50       3.30   3.37   3.43  3.49  3.54  3.57  3.60  3.61  3.63  3.63    50
     55       3.40   3.48   3.57  3.66  3.73  3.79  3.83  3.87  3.89  3.90    55
     60       3.50   3.60   3.72  3.83  3.94  4.04  4.12  4.18  4.22  4.24    60
     65       3.61   3.73   3.87  4.02  4.17  4.32  4.46  4.57  4.64  4.69    65
     70       3.74   3.88   4.04  4.22  4.42  4.64  4.85  5.03  5.18  5.29    70
     75       3.88   4.03   4.22  4.43  4.69  4.97  5.28  5.59  5.86  6.06    75
     80       4.03   4.20   4.40  4.65  4.95  5.31  5.73  6.19  6.64  7.03    80
     85       4.19   4.37   4.59  4.87  5.22  5.65  6.18  6.81  7.49  8.16    85
-----------------------------------------------------------------------------------

-----------------------------------------------------
                FIXED ANNUITY RATES
                TABLE 4 - OPTION E
             MONTHLY PAYMENT PER $1000

-----------------------------------------------------
   YEARS                            MONTHLY INCOME
-----------------------------------------------------
     5                                  17.91
     6                                  15.14
     7                                  13.16
     8                                  11.68
     9                                  10.53

    10                                   9.61
    11                                   8.86
    12                                   8.24
    13                                   7.71
    14                                   7.26

    15                                   6.87
    16                                   6.53
    17                                   6.23
    18                                   5.96
    19                                   5.73

    20                                   5.51
    21                                   5.32
    22                                   5.15
    23                                   4.99
    24                                   4.84

    25                                   4.71
    26                                   4.59
    27                                   4.47
    28                                   4.37
    29                                   4.27
    30                                   4.18
-----------------------------------------------------

                                 ANNUITY RATES
                                 -------------



VARIABLE ANNUITY RATES
----------------------

Notes to Tables
---------------

         Table 5 - Annuity Options A and B
         Table 6 - Annuity Option C
         Table 7 - Annuity Option D
         Table 8 - Annuity Option E

Note 1: The 1983 Table "a" mortality table, projected to the year 2015 with Projection Scale G, applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 40%/60% male/female weighting.


Note 2: The Annuity Option rates shown in Tables 5, 6, 7 and 8 are based on an assumed effective annual interest rate of 4%.


Note 3: Rates will be determined based on the age(s) of any Annuitant(s) on his/her birthday nearest the Annuity Date. The tables below show Annuity Option rates based on age nearest birthday.


Note 4: The purchase rate for any age or combination of ages not shown in the tables below will be calculated on the same basis as the payments for those shown and may be obtained by Written Request.

----------------------------------------------------------------------
                        VARIABLE ANNUITY RATES
                        TABLE 5 - OPTIONS A & B
                       MONTHLY PAYMENT PER $1,000

----------------------------------------------------------------------
                 MALE                          FEMALE
----------------------------------------------------------------------
       Life   5 Yrs  10 Yrs  20 Yrs  Life   5 Yrs  10 Yrs  20 Yrs
Age    Only    C&L    C&L     C&L    Only    C&L    C&L     C&L    Age

----------------------------------------------------------------------
 50     4.53   4.53    4.51    4.42   4.24   4.24    4.23    4.19   50
 51     4.60   4.59    4.56    4.47   4.29   4.29    4.28    4.23   51
 52     4.66   4.65    4.63    4.52   4.34   4.33    4.32    4.28   52
 53     4.73   4.72    4.69    4.57   4.39   4.39    4.38    4.32   53
 54     4.80   4.79    4.76    4.62   4.45   4.44    4.43    4.37   54

 55     4.88   4.86    4.83    4.68   4.51   4.50    4.49    4.42   55
 56     4.95   4.94    4.90    4.74   4.57   4.56    4.54    4.47   56
 57     5.04   5.02    4.98    4.79   4.63   4.63    4.61    4.52   57
 58     5.13   5.11    5.06    4.85   4.70   4.70    4.67    4.58   58
 59     5.22   5.21    5.15    4.91   4.78   4.77    4.74    4.64   59

 60     5.33   5.31    5.24    4.97   4.86   4.85    4.82    4.70   60
 61     5.44   5.41    5.34    5.04   4.94   4.93    4.90    4.76   61
 62     5.55   5.53    5.44    5.10   5.03   5.02    4.98    4.82   62
 63     5.68   5.65    5.55    5.16   5.12   5.11    5.07    4.89   63
 64     5.81   5.78    5.67    5.22   5.22   5.21    5.16    4.95   64

 65     5.96   5.91    5.79    5.28   5.33   5.31    5.26    5.02   65
 66     6.11   6.06    5.91    5.35   5.45   5.43    5.37    5.09   66
 67     6.27   6.22    6.04    5.40   5.57   5.55    5.48    5.15   67
 68     6.45   6.38    6.18    5.46   5.70   5.68    5.60    5.22   68
 69     6.63   6.55    6.32    5.52   5.85   5.82    5.72    5.29   69

 70     6.83   6.74    6.46    5.57   6.00   5.96    5.85    5.36   70
 71     7.04   6.93    6.61    5.62   6.16   6.12    5.99    5.42   71
 72     7.26   7.13    6.77    5.67   6.34   6.29    6.14    5.49   72
 73     7.50   7.34    6.92    5.71   6.54   6.48    6.29    5.55   73
 74     7.75   7.57    7.09    5.76   6.74   6.67    6.45    5.60   74

 75     8.02   7.81    7.25    5.79   6.97   6.89    6.62    5.66   75
 76     8.30   8.06    7.42    5.83   7.22   7.11    6.79    5.71   76
 77     8.61   8.32    7.59    5.86   7.47   7.35    6.97    5.75   77
 78     8.94   8.60    7.76    5.88   7.75   7.60    7.15    5.79   78
 79     9.29   8.89    7.93    5.90   8.05   7.87    7.34    5.82   79
 80     9.66   9.20    8.10    5.92   8.37   8.15    7.53    5.86   80

 81    10.06   9.51    8.27    5.94   8.72   8.45    7.72    5.88   81
 82    10.49   9.84    8.43    5.95   9.10   8.77    7.91    5.91   82
 83    10.95  10.18    8.59    5.97   9.51   9.11    8.10    5.93   83
 84    11.43  10.54    8.74    5.98   9.95   9.47    8.28    5.94   84
 85    11.95  10.90    8.88    5.98  10.42   9.84    8.45    5.96   85
----------------------------------------------------------------------

--------------------------------------------------------------------------------
                            VARIABLE ANNUITY RATES
                              TABLE 6 - OPTION C
                          MONTHLY PAYMENT PER $1,000

--------------------------------------------------------------------------------
                    MALE/FEMALE JOINT AND SURVIVOR ANNUITY
--------------------------------------------------------------------------------
                                     FEMALE AGE
    MALE     ------------------------------------------------------------  MALE
    AGE         40    45    50    55    60    65    70    75    80    85   AGE
--------------------------------------------------------------------------------
     40       3.73  3.80  3.86  3.91  3.95  3.98  4.01  4.03  4.05  4.05    40
     45       3.77  3.85  3.93  4.01  4.08  4.13  4.18  4.21  4.23  4.25    45
     50       3.80  3.90  4.01  4.11  4.21  4.30  4.37  4.43  4.47  4.49    50
     55       3.83  3.94  4.07  4.21  4.35  4.48  4.59  4.69  4.76  4.80    55
     60       3.84  3.97  4.12  4.29  4.48  4.66  4.84  4.99  5.11  5.20    60
     65       3.86  3.99  4.16  4.36  4.59  4.84  5.10  5.34  5.54  5.70    65
     70       3.87  4.01  4.19  4.41  4.68  4.99  5.34  5.70  6.04  6.31    70
     75       3.87  4.02  4.21  4.44  4.74  5.11  5.55  6.04  6.55  7.01    75
     80       3.88  4.03  4.22  4.47  4.79  5.19  5.71  6.34  7.04  7.75    80
     85       3.88  4.03  4.23  4.48  4.81  5.25  5.82  6.57  7.47  8.47    85


--------------------------------------------------------------------------------
                   MALE(1)MALE(2) JOINT AND SURVIVOR ANNUITY
--------------------------------------------------------------------------------
                                     MALE(2) AGE
  MALE(1)   ------------------------------------------------------------ MALE(1)
    AGE         40    45    50    55    60    65    70    75    80    85   AGE
------------------------------------------------------------------------
     40       3.79  3.85  3.90  3.94  3.98  4.01  4.03  4.04  4.05  4.06    40
     45       3.85  3.93  4.00  4.07  4.12  4.17  4.20  4.23  4.24  4.25    45
     50       3.90  4.00  4.10  4.20  4.28  4.36  4.41  4.45  4.48  4.50    50
     55       3.94  4.07  4.20  4.33  4.46  4.57  4.67  4.74  4.79  4.82    55
     60       3.98  4.12  4.28  4.46  4.64  4.81  4.96  5.08  5.17  5.23    60
     65       4.01  4.17  4.36  4.57  4.81  5.05  5.28  5.48  5.65  5.76    65
     70       4.03  4.20  4.41  4.67  4.96  5.28  5.62  5.94  6.22  6.43    70
     75       4.04  4.23  4.45  4.74  5.08  5.48  5.94  6.40  6.84  7.22    75
     80       4.05  4.24  4.48  4.79  5.17  5.65  6.22  6.84  7.50  8.11    80
     85       4.06  4.25  4.50  4.82  5.23  5.76  6.43  7.22  8.11  9.02    85


--------------------------------------------------------------------------------
                 FEMALE(1)FEMALE(2) JOINT AND SURVIVOR ANNUITY
--------------------------------------------------------------------------------
                                    FEMALE(2) AGE
 FEMALE(1)  ------------------------------------------------------------ FEMALE(1)
    AGE         40    45    50    55    60    65    70    75    80    85    AGE
--------------------------------------------------------------------------------
     40       3.69  3.74  3.78  3.81  3.83  3.85  3.86  3.87  3.87  3.88    40
     45       3.74  3.80  3.86  3.91  3.95  3.98  4.00  4.01  4.02  4.03    45
     50       3.78  3.86  3.94  4.02  4.08  4.13  4.17  4.19  4.21  4.22    50
     55       3.81  3.91  4.02  4.12  4.22  4.31  4.37  4.42  4.45  4.48    55
     60       3.83  3.95  4.08  4.22  4.37  4.50  4.61  4.70  4.76  4.80    60
     65       3.85  3.98  4.13  4.31  4.50  4.69  4.87  5.03  5.14  5.22    65
     70       3.86  4.00  4.17  4.37  4.61  4.87  5.14  5.40  5.61  5.76    70
     75       3.87  4.01  4.19  4.42  4.70  5.03  5.40  5.79  6.15  6.45    75
     80       3.87  4.02  4.21  4.45  4.76  5.14  5.61  6.15  6.71  7.23    80
     85       3.88  4.03  4.22  4.48  4.80  5.22  5.76  6.45  7.23  8.05    85
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              VARIABLE ANNUITY RATES
                                TABLE 7 - OPTION D
                            MONTHLY PAYMENT PER $1,000

--------------------------------------------------------------------------------
                         MALE/FEMALE JOINT AND 2/3 ANNUITY
--------------------------------------------------------------------------------
                                      FEMALE AGE
    MALE    ------------------------------------------------------------   MALE
    AGE         40    45    50    55    60    65    70    75    80    85   AGE
--------------------------------------------------------------------------------
     40       3.84  3.88  3.92  3.96  3.99  4.01  4.03  4.04  4.05  4.06    40
     45       3.93  3.98  4.04  4.09  4.14  4.18  4.21  4.23  4.25  4.26    45
     50       4.02  4.09  4.17  4.24  4.31  4.37  4.42  4.46  4.49  4.51    50
     55       4.12  4.21  4.31  4.41  4.51  4.60  4.68  4.75  4.79  4.83    55
     60       4.24  4.34  4.46  4.59  4.73  4.86  4.99  5.10  5.18  5.24    60
     65       4.37  4.49  4.62  4.79  4.97  5.16  5.35  5.53  5.67  5.78    65
     70       4.52  4.65  4.81  5.00  5.23  5.48  5.76  6.04  6.28  6.48    70
     75       4.68  4.82  5.00  5.22  5.49  5.81  6.18  6.58  6.97  7.31    75
     80       4.84  5.00  5.20  5.44  5.75  6.14  6.61  7.16  7.74  8.30    80
     85       5.01  5.18  5.39  5.66  6.01  6.46  7.03  7.73  8.54  9.38    85


--------------------------------------------------------------------------------
                      MALE(1)MALE(2) JOINT AND 2/3 ANNUITY
--------------------------------------------------------------------------------
                                     MALE(2) AGE
  MALE(1)   ------------------------------------------------------------ MALE(1)
    AGE         40    45    50    55    60    65    70    75    80    85   AGE
--------------------------------------------------------------------------------
    40        3.88  3.92  3.96  3.99  4.01  4.03  4.04  4.05  4.06  4.06   40
    45        3.98  4.04  4.09  4.13  4.17  4.20  4.22  4.24  4.25  4.26   45
    50        4.09  4.17  4.24  4.31  4.36  4.41  4.45  4.48  4.50  4.51   50
    55        4.21  4.31  4.40  4.50  4.59  4.67  4.73  4.78  4.82  4.84   55
    60        4.35  4.46  4.58  4.71  4.85  4.97  5.07  5.16  5.22  5.26   60
    65        4.50  4.63  4.78  4.96  5.14  5.32  5.49  5.63  5.74  5.83   65
    70        4.67  4.82  5.00  5.22  5.46  5.72  5.98  6.21  6.41  6.56   70
    75        4.84  5.02  5.23  5.48  5.78  6.13  6.50  6.86  7.19  7.47   75
    80        5.02  5.22  5.46  5.76  6.12  6.55  7.06  7.58  8.10  8.57   80
    85        5.20  5.42  5.68  6.02  6.44  6.96  7.60  8.32  9.08  9.82   85


-----------------------------------------------------------------------------------
                    FEMALE(1)FEMALE(2) JOINT AND 2/3 ANNUITY
-----------------------------------------------------------------------------------
                                    FEMALE(2) AGE
 FEMALE(1)  ------------------------------------------------------------  FEMALE(1)
    AGE         40    45    50    55    60    65    70    75    80    85     AGE
-----------------------------------------------------------------------------------

    40        3.76  3.79  3.81  3.83  3.85  3.86  3.87  3.87  3.88  3.88     40
    45        3.83  3.88  3.92  3.95  3.98  4.00  4.01  4.02  4.03  4.03     45
    50        3.92  3.98  4.04  4.09  4.13  4.17  4.19  4.21  4.22  4.23     50
    55        4.01  4.09  4.17  4.24  4.31  4.37  4.42  4.45  4.47  4.49     55
    60        4.12  4.21  4.31  4.42  4.52  4.61  4.69  4.75  4.79  4.82     60
    65        4.24  4.35  4.47  4.60  4.75  4.89  5.02  5.12  5.20  5.26     65
    70        4.38  4.50  4.64  4.81  5.00  5.20  5.40  5.59  5.73  5.84     70
    75        4.54  4.67  4.84  5.04  5.27  5.54  5.84  6.14  6.40  6.61     75
    80        4.72  4.87  5.05  5.28  5.56  5.90  6.30  6.75  7.19  7.58     80
    85        4.90  5.07  5.27  5.53  5.85  6.26  6.77  7.39  8.05  8.71     85
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            VARIABLE ANNUITY RATES
                              TABLE 8 - OPTION E
                           MONTHLY PAYMENT PER $1000

--------------------------------------------------------------------------------
                 YEARS                         MONTHLY INCOME
--------------------------------------------------------------------------------
                  5                                $18.35
                  6                                 15.59
                  7                                 13.62
                  8                                 12.14
                  9                                 11.00

                  10                                10.09
                  11                                 9.34
                  12                                 8.72
                  13                                 8.20
                  14                                 7.75

                  15                                 7.37
                  16                                 7.03
                  17                                 6.74
                  18                                 6.48
                  19                                 6.24

                  20                                 6.03
                  21                                 5.85
                  22                                 5.68
                  23                                 5.52
                  24                                 5.38

                  25                                 5.26
                  26                                 5.14
                  27                                 5.03
                  28                                 4.93
                  29                                 4.84
                  30                                 4.75
--------------------------------------------------------------------------------

                   GROUP VARIABLE DEFERRED ANNUITY CONTRACT
                        WITH FLEXIBLE PURCHASE PAYMENTS
                               Non-participating


PAYMENTS, WITHDRAWAL VALUES AND THE DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

THE SEPARATE ACCOUNTS MUST EARN AT LEAST 4% TO AVOID A DECREASE IN ANNUITY PAYMENTS FROM THEIR INITIAL LEVEL. THE SEPARATE ACCOUNT MAY INCUR THE FOLLOWING
CHARGES: MORTALITY AND EXPENSE RISK CHARGE, ADMINISTRATIVE CHARGE, AND DISTRIBUTION CHARGE.